EXHIBIT 3(ii)

BY-LAWS OF

REPUBLIC BANCORP, INC.

(Restated March 15, 2017)

ARTICLE I. OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Company shall be in the City of LOUISVILLE, County of JEFFERSON, State of Kentucky, and its location therein may from time to time be changed by the Board of Directors.

SECTION 2. OTHER OFFICES. The Company may have offices at such places, within and without the Commonwealth of Kentucky as the Board of Directors may from time to time designate.

ARTICLE II. CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by any two of the CEO, President,  Chairman of the Board, or Secretary, or by such other officers designated by the Board of Directors, manually or in facsimile. A stock certificate signed (manually or in facsimile) by an officer of the Company shall be valid even though such person no longer holds office when the certificate is issued. Notwithstanding the foregoing provisions regarding stock certificates, the Board of Directors of the Company may provide that some or all of any or all classes or series of the Company’s common or preferred stock may be uncertificated shares. The authorization shall not affect shares already represented by certificates until they are surrendered to the Company. Within a reasonable time after the issue or transfer of shares without certificates, the Company shall send the stockholder a written statement of the information required on certificates, which includes:

(a) the name of the Company and that the Company is organized under the laws of Kentucky;

(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, the certificate represents;

(d) the designations, relative rights, preferences, and limitations applicable to each class of shares of stock and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) or that the Company will furnish the stockholder a full statement of this information on request and without charge; and

(e) the restrictions on the transfer of shares as described in these By-Laws.

SECTION 2. CONSIDERATION FOR ISSUE. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Company.  Before the Company issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable.

SECTION 3. REGISTRAR; TRANSFER AGENT. The Board of Directors shall have power to appoint one or more Registrars and Transfer Agents for the registration and transfer of certificated and uncertificated stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Registrars and Transfer Agents.

SECTION 4. LOST CERTIFICATES. The Board of Directors may make such rules and regulations, consistent with these By-Laws, as they shall deem proper, concerning the issue, transfer and registration of stock. In case any certificate for shares of the capital stock of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

SECTION 5. TRANSFERS OF STOCK. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

SECTION 6. RESERVES AND WORKING CAPITAL. The Board of Directors, in their judgment and discretion, at any time and from time to time, may fix, increase, diminish and vary the amount to be set aside or reserved, over and above the capital paid in, to provide for reserves, contingencies and working capital of the Company.

ARTICLE III. STOCKHOLDERS

SECTION 1. DEFINITIONS. The stockholders referred to in this article are the persons appearing as stockholders on the books of the Company who are entitled to vote at meetings of stockholders.

SECTION 2. ANNUAL MEETING: TIME, PLACE AND PURPOSE. The annual meeting of the stockholders shall be held at such time, place and on such date as the Board of Directors may designate. The purpose of such meetings shall be the election of directors and the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be practicable.  Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work any forfeiture or dissolution of the Company, and shall not otherwise affect valid corporate acts.

SECTION 3. ANNUAL MEETING: NOTICE. Notice of the date, time, and place of the annual meeting shall be delivered personally or mailed to each stockholder no fewer than 10 nor more than 60 days before the meeting date.

SECTION 4. ANNUAL MEETING: ORDER OF BUSINESS. The proper order of business at the annual meeting shall be subject to the Chairman's direction.

SECTION 5. SPECIAL MEETINGS: CALL. Special Meetings of the stockholders may be called at any time by the Board of Directors or upon the written request of any director, or by stockholders, if the holders of at least 33 and 1/3% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date, and deliver to the Company’s Secretary one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held.

SECTION 6. SPECIAL MEETINGS: NOTICE. Except when otherwise regulated by statute, notice of the time, place and purposes of each special meeting of the stockholders shall be delivered personally or mailed to each stockholder no fewer than 10 nor more than 60 days before the meeting date.

SECTION 7. PLACE OF MEETING. Annual or special meetings of stockholders shall be held at the Company’s principal office unless a different place is designated by the Board of Directors.

SECTION 8. RECORD DATE. The Board of Directors shall fix in advance a record date of stockholders in order to determine the stockholders entitled to notice of or to vote at a stockholders' meeting, or to take any other action. The record date shall not be more than 70 days before the stockholders’ meeting or action requiring a determination of stockholders. If not otherwise fixed by the Board of Directors in accordance with these By-Laws, the record date for determining stockholders entitled to notice of and to vote at an annual or a special stockholders' meeting shall be the day before the first notice is delivered to stockholders.  The record date for any action taken by stockholders without a meeting shall be the first date upon which a written signed consent setting forth such action is completed.

SECTION 9. STOCKHOLDERS LIST FOR MEETING. After fixing a record date, the Company shall prepare a list of the names of all its stockholders who are entitled to notice of an annual or special stockholders' meeting. The list shall show the address and the number of shares held by each stockholder. The stockholders' list shall be available for inspection by any stockholder, beginning five business days before the meeting and continuing through the meeting, at the Company’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.

SECTION 10. MEETINGS: PROXIES. At all meetings of stockholders every stockholder shall be entitled to vote in person, or by proxy (appointed by instrument in writing subscribed by him or his duly authorized attorney).  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  A proxy may be revoked in writing at any time unless the appointment instrument conspicuously states that it is irrevocable and the appointment is coupled with an interest.  The effective time of such revocation shall be the time the Secretary of the Company receives the written notice of revocation.

SECTION 11. MEETINGS: QUORUM AND VOTING. Stockholders entitled to vote may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the Company’s Articles of Incorporation or the Kentucky Business Corporation Act (the "Act") provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter (other than the election of directors) shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act or the Company's Articles of Incorporation require a greater number of affirmative votes.

SECTION 12. VOTING FOR DIRECTORS. Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors.

SECTION 13. ADJOURNMENT OF MEETINGS. In the absence of a quorum at the time and place fixed for any meeting of the stockholders, the meeting may be adjourned from time to time by a majority in interest of the voting power of the stockholders present, without notice other than by announcement at the meeting.

SECTION 14. NOTICE OF STOCKHOLDER BUSINESS.

(a)At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board, (ii) properly brought before the meeting by or at the direction of the Board, or (iii) properly brought before a meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, it must be a proper matter for stockholder action under the Act, and the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, (i) in the case of an annual meeting, notice by a stockholder must be delivered to, or mailed and received at, the principal offices of the Company  not less than ninety (90) calendar days before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day before such annual meeting or, if later, the tenth (10th) day following the day on which disclosure of the date of such annual meeting was first made to the stockholders; or (ii) in the case of a special meeting, notice by a stockholder must be delivered to, or mailed and received at, the principal offices of the Company not less than 60 days before the meeting.

(b)Notice by a stockholder to the Secretary of the Company shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the number of shares of the Company which are beneficially owned by the stockholder and such other beneficial owner, and (iv) any material interest of the stockholder and such other beneficial owner in such business.

(c)In no event shall an announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting or special meeting that is not properly brought before the meeting in accordance with this Section 14. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 14, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 15. NOTICE OF DIRECTOR CANDIDATES.

(a)Nominations for the election or re-election of directors at a meeting of the stockholders may be made by (i) the Board or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in these By-Laws and who is a stockholder of record at the time notice is delivered to the Secretary of the Company. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such stockholder's intent to make such nominations has been given in writing to the Secretary of the Company. To be timely, (i) in the case of an annual meeting, notice of a stockholder nomination for a director must be delivered to, or mailed and received at, the principal offices of the Company  not less than ninety (90) calendar days before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice of a stockholder nomination for a director by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day before such annual meeting or, if later, the tenth (10th) day following the day on which disclosure of the date of such annual meeting was first made to the stockholders; or (ii) in the case of a special meeting, notice of a stockholder nomination for a director must be delivered to, or mailed and received at, the principal offices of the Company not less than 60 days before the meeting.

(b)Notice of a stockholder nomination for a director to the Secretary of the Company shall set forth: (i) the name and address of the stockholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is being made and each person to be nominated; (ii) a representation that the stockholder is the holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate each person specified in the notice; (iii) a description of all the arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in solicitations of proxies for the election of directors had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.

SECTION 16. WAIVER OF NOTICES; ACTION WITHOUT MEETING. Any notice required to be given under this article may be waived by the person entitled thereto. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Company for inclusion in the minutes or filing with the corporate records. Any action required to be taken, or which may be taken, at a meeting of the stockholders may be taken without a meeting if a consent is executed in writing setting forth the action so taken by all of the stockholders entitled to vote.

ARTICLE IV. DIRECTORS

SECTION 1. GENERAL POWERS. The property and affairs of the Company shall be managed and controlled by the Board of Directors. In addition to the powers and authorities these By-Laws expressly confer upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or these By-Laws required to be exercised or done by the stockholders.

SECTION 2. NUMBER, AGE AND TERM OF OFFICE. The number of directors shall be fixed at no less than five nor more than fifteen, with a mandatory retirement age of 72, excepting directors of record as of January 1990. Any director, who reaches age 72 during the director’s term shall serve until the expiration of the director’s term and until such director’s successor is duly elected and qualified.  Directors shall be elected at the regular annual meeting of the stockholders for a term of one year and shall serve until their successors are elected and qualified or their earlier resignation or removal.

SECTION 3. VACANCIES. Vacancies occurring in the Board shall be filled for the unexpired term by majority vote of the remaining directors; and if there shall be no director remaining, then by plurality vote of the stockholders present at a meeting called for that purpose by any stockholder, upon like notice and in like manner as provided for in an annual election.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at the principal office of the Company or at such other place or places, within or without the Commonwealth of Kentucky, as the Board may from time to time designate.

SECTION 5. SPECIAL MEETINGS: CALL AND NOTICE. Special meetings of the Board of Directors shall be held whenever called by direction of the Chief Executive Officer or of any director upon at least three days' notice in writing, given personally or by facsimile transmission, by text message, by e-mail or other form of wire or wireless communication, by mail, or private carrier, which notice shall state the date, time, place and purpose of the meeting.

SECTION 6. PARTICIPATION IN MEETINGS. Directors may participate in a meeting, or conduct the meeting, in person, by phone or through the use of any means of communication by which all directors can simultaneously hear each other during the meeting.  A director participating in a meeting by these means shall be deemed to be present at the meeting.

SECTION 7. WAIVER OF NOTICE. Any notice required to be given under this article may be waived by the person entitled hereto. The waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting shall waive any required notice to the director of the meeting.

SECTION 8. QUORUM: ADJOURNMENT OF MEETINGS. At any meeting of the Board of Directors, except when otherwise provided by law or these By-Laws, a majority of all the directors shall constitute a quorum, and the Board of Directors shall act by a majority of those present at a meeting at which a quorum is present; but in the absence of a quorum the meeting may be adjourned from time to time by a majority of those present, without notice other than by announcement at the meeting.

SECTION 9. MEETINGS: CHAIRMAN AND SECRETARY. At all meetings of the Board of Directors, the CEO of the Company shall act as Chairman, and the Secretary of the Company as Secretary, except that the CEO may appoint such other person to act as Chairman or Secretary, or both. In the event of the absence of the CEO, the Board shall appoint the acting Chairman and Secretary.

SECTION 10. DIRECTORS' ACTION WITHOUT MEETING. Any action required or permitted by law to be taken at a Board meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 10 shall be effective when the last director provides consent, unless the consent specifies a different effective date.

ARTICLE V. OFFICERS

SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Company shall be a Chairman and CEO, Secretary, and one or more Vice Chairmen, all of whom shall be elected by the Board of Directors.

SECTION 2. OTHER OFFICERS. The Board of Directors or CEO may appoint one or more Vice Presidents, Assistant Vice Presidents, a treasurer, assistant treasurers, one or more Managers and Assistant Managers and such other officers and attorneys-in-fact as from time to time may appear to be required or desirable to transact the business of the Company. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors or the CEO.

SECTION 3. COMBINING OFFICES. One person may hold more than one office, except that the offices of CEO and Secretary shall not be held by the same person.

SECTION 4. TERMS OF OFFICE: REMOVAL. All officers shall be elected or appointed for a term expiring at the next annual election, but they shall be subject to removal at the pleasure of the Board of Directors by affirmative vote of a majority of the whole Board, and vacancies may be filled by the Board.

SECTION 5. CHIEF EXECUTIVE OFFICER. The Board of Directors shall appoint one of its members to be Chief Executive Officer (CEO) of the Company. The CEO shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of CEO, or imposed by these By-Laws. The CEO shall supervise the carrying out of all policies adopted or approved by the Company. The CEO shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Unless otherwise ordered by the Board of Directors, the CEO shall have full power and authority on behalf of the Company to attend, act and vote at any meetings of stockholders of any company in which the Company may hold stock, and at any such meetings shall possess and exercise any and all rights incident to the ownership of such stock, which the Company as owner might have possessed and exercised if present. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. In general, he shall perform or cause to be performed all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned by the Board of Directors. The Chairman shall also from time to time make such reports of the affairs of the Company as the Board of Directors may require. The Chairman, his designee, or other person appointed by the Board shall preside at all meetings of the Board.

SECTION 7. VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint one or more Vice Chairmen. Each Vice Chairman shall have such powers and duties as may be assigned by the Chairman, CEO, or the Board of Directors.

SECTION 8. PRESIDENT. The Board of Directors may appoint one President and the President shall have such powers and duties as may be assigned by the Board of Directors. In the event of death, disability or other absence of the Chairman of the Board and/or CEO, the President, if any, shall otherwise act as Chairman and CEO.

SECTION 9. SECRETARY. The Board of Directors shall appoint a Secretary of the Board who shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-Laws to be given and shall be custodian of the corporate seal, records, documents and papers of the Company. The Secretary shall provide for the keeping of proper records of all transactions of the Company and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary's office, or imposed by these By-Laws. The Secretary shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

ARTICLE VI. FINANCE

SECTION 1. BANKING. All funds and money of the Company shall be banked, handled and disbursed, and all bills, notes, checks and like obligations, and endorsements for deposit or collection, shall be signed by such officers and other persons as the Board of Directors shall from time to time designate, who shall account therefor to the treasurer as and when he may require. All money, funds, bills, notes, checks and other negotiable instruments coming to the Company shall be collected and promptly deposited in the name of the Company in such depositories as the Board shall select.

SECTION 2. DIVIDENDS. The Board of Directors may declare and fix the amounts and times of payment of dividends from the surplus profits arising from the business of the Company.

SECTION 3. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of JANUARY, unless otherwise provided by the Board of Directors.

ARTICLE VII. SUNDRY PROVISIONS

SECTION 1. SEAL. The corporate seal of the Company shall consist of two concentric circles between which shall be the name of the Company.

SECTION 2. AMENDMENTS. The authority to make, amend and repeal By-Laws of the Company is specifically vested in the Board of Directors, subject to the power of the stockholders to change or repeal such By-Laws.

SECTION 3. INSPECTION. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Company, and shall be open for inspection to all stockholders, during banking hours.

ARTICLE VIII. INDEMNIFICATION

The Company shall indemnify and may advance expenses to all directors, officers, employees or agents of the Company who were or are threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, to the fullest extent that is expressly permitted or required by the statutes of the Commonwealth of Kentucky and all other applicable law.

Effective March 15, 2017

/s/ Michael A. Ringswald_____

Michael A. Ringswald, Secretary